                                                                    Exhibit 23.2

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 21, 1999, with respect to the consolidated financial statements of York Financial Corp. included in Amendment No. 1 to the Registration Statement Form S-1 (333-40046) and related Prospectus of Harris Financial Inc. for the registration of 30,417,500 shares of its common stock.


                                                      /s/ Ernst & Young LLP
                                                      Ernst & Young LLP

Baltimore, Maryland
August 9, 2000